UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 15, 2008
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
     The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 15, 2008, America Service Group Inc. (the “Company”) announced that Michael Catalano will resign his positions as Chairman and Chief Executive Officer of the Company and step down from the Board of Directors (the “Board”), effective January 1, 2009 (the “Separation Date”). Until the Separation Date, Mr. Catalano will continue to serve in his current positions and will assist with the transition of his duties and responsibilities. Mr. Catalano’s resignation from the Company is not the result of a disagreement with the Company.
     In connection with Mr. Catalano’s resignation, Richard Hallworth, age 52, will become the President and Chief Executive Officer of the Company, effective on the Separation Date. In addition, Mr. Hallworth has been appointed to the Board, effective September 15, 2008. Mr. Hallworth has served as the President of the Company since December 2007 and as the Chief Operating Officer of the Company since March 2006. Mr. Hallworth has also served as the Chief Executive Officer, President and a director of Prison Health Services, Inc. (“PHS”), the Company’s primary operating subsidiary, since March 2006.
     The Company also announced that Michael W. Taylor, age 43, the Company’s Executive Vice President and Chief Financial Officer, has been appointed to the Board, effective September 15, 2008. Mr. Taylor has served as the Executive Vice President of the Company since December 2007 and as the Senior Vice President, Chief Financial Officer and Treasurer of the Company since November 2001. Mr. Taylor has also served as a director of PHS since November 2001.
Separation Agreement and General Release
     On September 15, 2008, in connection with Mr. Catalano’s resignation, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Catalano that provides for Mr. Catalano’s resignation from the Company on the Separation Date, the termination of Mr. Catalano’s employment agreement and the release of claims by each of Mr. Catalano and the Company against each other. In addition, pursuant to the Separation Agreement, the Company has agreed to pay Mr. Catalano’s earned but unpaid salary as of the Separation Date and, within five business days after the Separation Date, (i) a one-time lump sum payment of approximately $1,156,000, (ii) a one-time lump sum payment in an amount equal to the greater of (a) the bonus amount that would otherwise be paid to Mr. Catalano for the Company’s 2008 fiscal year, or (b) 45% of Mr. Catalano’s annual base salary, and (iii) a one-time lump sum payment for Mr. Catalano’s accrued but unpaid leave time (less, in each case, all applicable withholding taxes) (collectively, the “Separation Payment”). The Separation Payment will be paid by the Company in part in consideration of certain covenants and agreements made by Mr. Catalano, including, but not limited to, covenants of confidentiality and non-competition.
     Pursuant to the Separation Agreement, the Company will reimburse Mr. Catalano for premiums to continue coverage under the Company’s existing group health insurance plan from the Separation Date until the earlier of (i) June 30, 2010, or (ii) the date on which Mr. Catalano is eligible to receive similar coverage under another employer’s group health insurance plan, and has also agreed to continue to advance, in accordance with the Company’s bylaws, Mr. Catalano’s expenses with respect to defense costs of litigation where Mr. Catalano is named a defendant as a result of Mr. Catalano being an officer and director of the Company.
     The Separation Agreement also provides that all shares of restricted stock, stock options or other equity awards held by Mr. Catalano will accelerate, immediately vest and be fully exercisable without restriction on the Separation Date. The Separation Agreement also provides that options held by Mr. Catalano on the Separation Date will remain exercisable until the earlier of (i) one year following the

Separation Date or (ii) the final expiration date with respect to such options as set forth in the applicable option agreements or certificates or the underlying option plan.
     As indicated above, in connection with the execution of the Separation Agreement, on September 15, 2008, the Amended and Restated Employment Agreement, dated September 1, 1998, between Mr. Catalano and the Company, was terminated.
Employment Agreements
     In connection with the management changes described above, the Company entered into amended and restated employment agreements (the “Employment Agreements”) with each of Messrs. Hallworth and Taylor, effective September 15, 2008. The Employment Agreements provide the following annual base salaries: Mr. Hallworth, an annual base salary of $400,000 until the Separation Date, and an annual base salary of not less than $500,000 thereafter, and Mr. Taylor, an annual base salary of $317,220 until the Separation Date, and an annual base salary of not less than $385,000 thereafter. Bonuses may be awarded in the discretion of the Incentive Stock and Compensation Committee (the “Committee”). In addition, with certain exceptions, if Mr. Taylor is not terminated and does not resign on or before December 31, 2009, Mr. Taylor will be eligible for a stay bonus in an amount equal to the greater of (a) $150,000 or (b) the amount Mr. Taylor will have then earned under the annual incentive plan for the calendar year ended December 31, 2009.
     The Employment Agreements also provide (i) non-competition covenants by Messrs. Hallworth and Taylor and (ii) that either party to the Employment Agreements may terminate upon 30 days prior written notice.
     Under the Employment Agreements, “cause” is generally defined to mean:
•	breach by the executive of the Employment Agreement and failure to cure such breach within 30 days of notice;
•	any dishonesty or fraud which has a direct material adverse effect on the Company or its business;
•	executive’s conviction of or a plea of guilty to any felony or crime involving moral turpitude;
•	executive’s incompetence and failure to cure such incompetence within 30 days of notice;
•	drug and/or alcohol abuse which impairs the executive’s performance of his duties or employment;
•	executive’s breach of the duty of loyalty to the Company; or
•	in the case of Mr. Taylor only, failure to follow the directions of the Chief Executive Officer of the Company within 30 days following the date of notice of such failure.
     Under the Employment Agreements, “good reason” is generally defined to mean:
•	a material diminution in executive’s base compensation;
•	a material diminution in executive’s authority, duties, or responsibilities, including under and subject to certain conditions, the failure to renominate the executive for election to the Board at the end of any of the executive’s terms of service as director;
•	a material change in the geographic location at which the executive must perform the services;
•	any other action or inaction that constitutes a material breach by the Company of the Employment Agreement; or
•	in the case of Mr. Taylor only, a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. Taylor is required to report.
     The Employment Agreements provide that if (i) the executive’s employment is terminated by the Company without cause, (ii) the executive terminates his employment for good reason, or (iii) there is a change in control (as defined in the Employment Agreements), all unexercised options, restricted stock or similar awards granted to the executive shall accelerate and immediately vest.
     Under the Employment Agreements, if an executive’s employment is terminated for any reason or no reason, the executive will be entitled to payment of his full base salary through the termination date and any bonuses, incentive compensation or other payments due which have been earned or vested prior to the termination date. Further, if (i) executive’s employment is terminated by the Company without cause, because of the executive’s death or disability, or within one year following a change in control, or (ii) the executive terminates his employment for good reason or within one year following a change in control but no later than the tenth day of the third month following the end of the year in which the change in control occurs, the executive will be entitled to the following payments, each within five business days after termination:
•	compensation for all accrued but unpaid holiday and annual leave under the Company’s paid leave plan;
•	a lump sum payment in an amount equal to 200% of the greater of (i) the incentive compensation that the executive could have earned under the Company’s annual incentive plan for the current fiscal year, or (ii) 50% of the executive’s annual base salary as of the termination date; and
•	a lump sum payment in an amount equal to two times the executive’s annual base salary as of the termination date.
     Pursuant to the Employment Agreements, if (i) the executive’s employment is terminated by the Company without cause, because of the executive’s death or disability, or within one year following a change in control, or (ii) the executive terminates his employment for good reason or within one year following a change in control, the Company will reimburse the executive for the premiums to continue coverage under the existing group health insurance plan maintained by the Company for the period established in the Employment Agreements.
     In connection with the management changes described above, the Committee granted Messrs. Hallworth and Taylor, options to purchase shares of common stock of the Company (the “Common Stock”) pursuant to the Company’s Amended and Restated 1999 Incentive Stock Plan with a grant date of Friday, September 19, 2008 (the “Grant Date”), an exercise price equal to the fair market value of the Common Stock on the Grant Date as determined in accordance with the Plan, and vesting one third on each of the first, second and third anniversaries of the Grant Date. The option grants for each executive were as follows: Mr. Hallworth, 50,000 shares of Common Stock; and Mr. Taylor, 25,000 shares of Common Stock.
     The foregoing descriptions of the Separation Agreement, Mr. Hallworth’s Employment Agreement and Mr. Taylor’s Employment Agreement in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to each of the Separation Agreement, Mr. Hallworth’s Employment Agreement and Mr. Taylor’s Employment Agreement filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     A press release announcing the resignation of Mr. Catalano, the appointment of Mr. Hallworth to the Board and the office of President and Chief Executive Officer and the appointment of Mr. Taylor to the Board is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Separation Agreement and General Release, dated as of September 15, 2008, between America Service Group Inc. and Michael Catalano.

10.2	Amended and Restated Employment Agreement, dated as of September 15, 2008, between America Service Group Inc. and Richard Hallworth.

10.3	Amended and Restated Employment Agreement, dated as of September 15, 2008, between America Service Group Inc. and Michael W. Taylor.

99.1	Press Release dated September 15, 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: September 19, 2008	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Separation Agreement and General Release, dated as of September 15, 2008, between America Service Group Inc. and Michael Catalano.

10.2	Amended and Restated Employment Agreement, dated as of September 15, 2008, between America Service Group Inc. and Richard Hallworth.

10.3	Amended and Restated Employment Agreement, dated as of September 15, 2008, between America Service Group Inc. and Michael W. Taylor.

99.1	Press Release dated September 15, 2008.